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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Amendment No. 1 Form S-1 Registration Statement of ABI Capital Trust of our report dated February 27, 1998, on our audit of the financial statements of Murdock Florida Bank at December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



/s/ HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
June 18, 1998